SECURITIES PURCHASE AGREEMENT

CHARDAN CAPITAL MARKETS, LLC,

as Administrative and Collateral Agent

THE PURCHASERS

Party Hereto

and

Healthcare Corporation of America

Dated: December 31, 2013

Table of Contents continued

ii

Table of Contents continued

iii

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (as amended, restated, modified or otherwise supplemented from time to time, this “Agreement”) is made and entered into as of December 31, 2013, among HEALTHCARE CORPORATION OF AMERICA, a Delaware corporation (the “Company”), the purchasers set forth on Exhibit A hereto (each a “Purchaser” and collectively, the “Purchasers”), and Chardan Capital Markets, LLC, as administrative and collateral agent for each Purchaser (the “Agent” and together with the Purchasers, the “Creditor Parties”).

RECITALS

WHEREAS, the Company has authorized the sale to Purchasers of junior Secured Convertible Term Notes in the form of Exhibit B hereto in the aggregate principal amount of $6,000,000 (each as amended, restated, modified and/or supplemented from time to time, a “Note” and, collectively, the “Notes”), which Notes are convertible into shares of the Company’s Common Stock (the “Common Stock”) at an initial fixed conversion price equal to the Redemption Fixed Conversion Price (as defined in the Note);

WHEREAS, each Purchaser desires to purchase a Note on the terms and conditions set forth herein;

WHEREAS, the Company wishes to sell to each Purchaser a warrant in the form of Exhibit C hereto (each as amended, restated, modified and/or supplemented from time to time, a “Warrant” and, collectively the “Warrants”) to purchase shares of Common Stock in connection with such Purchaser’s purchase of the applicable Note for a number of shares equal to one share of Common Stock for each one dollar and fifty cents ($1.50) of Notes purchased by such Purchaser;

WHEREAS, the allocation of the purchase price between the Notes and the Warrants shall be determined by the Company as soon as reasonably possible following the Closing Date; and

WHEREAS, the Company desires to issue and sell the applicable Note and Warrant to each Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company shall sell to the Purchasers, and the Purchasers shall purchase from the Company, the Notes in the amounts set forth opposite their names on Exhibit A (the “Schedule of Purchasers”). The sale of the Notes on the Closing Date shall be known as the “Offering.” The Notes will mature on the Maturity Date (as defined in the Notes). Collectively, the Notes, Warrants and Common Stock, as applicable, issuable upon conversion of the Notes and upon exercise of the Warrants are referred to as the “Securities.”

2.          Warrant. On the Closing Date, the Company will sell, issue and deliver to each Purchaser a Warrant to purchase one share of Common Stock for each one dollar and fifty cents ($1.50) of a Note purchased by such Purchaser, as set forth next to the name of such Purchaser on the Schedule of Purchasers. All of the representations, covenants, warranties, undertakings, indemnification, and other rights made or granted to or for the benefit of each Creditor Party by the Company are hereby also made and granted for the benefit of the holder of the related Warrant and shares of Common Stock issuable upon exercise of such Warrant (the “Warrant Shares”).

3.          Closing and Delivery.

3.1           Closing.

(i)          The purchase, sale and issuance of the Securities shall take place at one or more closings (each of which is referred to in this Agreement as a “Closing”). At the initial Closing (the “Initial Closing”), the Company shall sell and issue a minimum aggregate principal amount of $2,100,000 (“Minimum Principal”) and up to a maximum aggregate principal amount of $6,000,000 (the “Maximum Principal”) in Notes, which Initial Closing shall take place remotely via the exchange of electronic documents on December 31, 2013, or such other date as the parties mutually agree (each such date, a “Closing Date”).

(ii)         If less than the Maximum Principal is sold and issued at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell and issue at one or more subsequent closings (each, a “Subsequent Closing”), within thirty (30) days after the Initial Closing, up to the Maximum Principal. Any such sale and issuance in a Subsequent Closing shall be on the same terms and conditions as those contained herein. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company in its discretion.

(iii)        Immediately after each Closing, the Schedule of Purchasers shall be amended to list the Purchasers purchasing the Securities hereunder and the number of Securities issued to each Investor hereunder at each such Closing.

3.2           Delivery.

(i)          At the Closing, the Company will deliver to each Purchaser, among other things:

(A)         a Note dated as of the date hereof duly executed by the Company, in the principal amount set forth opposite the name of such Purchaser on the Schedule of Purchasers;

2

(B)         a Warrant dated as of the date hereof duly executed by the Company for the initial number of Warrant Shares set forth opposite the name of such Purchaser on the Schedule of Purchasers;

(C)         the Master Security Agreement dated as of the date hereof among the Company, the subsidiaries of the Company listed on Schedule 3.2(i)(C) hereto (the “Subsidiaries”) and the Agent in substantially the form of Exhibit D (as amended, modified and/or supplemented from time to time, the “Master Security Agreement”) duly executed by the Company and such Subsidiaries. For the purpose of this Agreement, a “subsidiary” of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time;

(D)         the Cross-Corporate Continuing Guaranty dated as of the date hereof made by the Subsidiaries of the Company in substantially the form of Exhibit E (as amended, restated, modified and/or supplemented from time to time, the “Subsidiary Guaranty”);

(E)         the Registration Rights Agreement dated as of the date hereof among the Company, the Agent and the Purchasers in substantially the form of Exhibit F (the “Registration Rights Agreement”) duly executed by the Company; and

(F)         all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (A) through (E), plus the Escrow Agreement, as defined below, collectively, the “Related Agreements”).

(ii)         At the Closing, the Purchasers will deliver:

(A)          To Collateral Agents, LLC (the “Escrow Agent”), the amounts set forth in their respective Notes by certified funds or wire transfer in accordance with and subject to the terms and conditions of the escrow agreement entered into on or before the date hereof by and among the Escrow Agent, the Company and the Agent (the “Escrow Agreement”); and

(B)         To the Company, the Related Agreements, as applicable, duly executed by the Purchasers.

(iii)        At the Closing, the Agent, on behalf of the Purchasers, will enter into a subordination and intercreditor agreement with Partners For Growth III, L.P. (“PFG”).

4.          Representations and Warranties of the Company. The Company hereby represents and warrants to each Creditor Party as follows:

3

4.1           Organization, Good Standing and Qualification. The Company and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Notes and the Warrants to be issued in connection with this Agreement, (iii) the Master Security Agreement, (iv) the Subsidiary Guaranty, and (v) the other Related Agreements; (2) issue and sell the Notes and the shares of Common Stock, as applicable, issuable upon conversion of the Note (the “Note Shares”); (3) issue and sell the Warrants and the Warrant Shares; (4) grant a security interest in the Collateral to guarantee its Obligations under the Related Agreements (as each term is defined in the Master Security Agreement); and (5) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted and proposed to be conducted.

4.2           Capitalization; Voting Rights.

(a)          Except as disclosed on Schedule 4.2(a), neither the offer, issuance or sale of any of the Notes or the Warrants, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(b)          The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company’s Certificate of Incorporation (the “Charter”).

(c)          As of the date hereof, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, of which, 8,498,915 shares are issued and outstanding and 3,000,000 shares are reserved for issuance pursuant to Convertible Securities (as defined below) (other than relating to the Securities) and (ii) 1,000,000 shares of preferred stock, none of which are issued and outstanding or have been designated as any particular class or series. No shares of Common Stock are held in treasury.

(d)          All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. 3,558,197 shares of the Company’s issued and outstanding Common Stock on the date hereof are owned by Persons who are “affiliates” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”) and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.

4

(e)          Except as disclosed in Schedule 4.2(e) or the SEC Documents (as defined below), (i) none of the Company’s or any Subsidiary’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or any Subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights, restricted stock units or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the Company’s SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect (as defined below).

(f)          The Company has furnished to the Purchasers (or filed in the SEC Documents) true, correct and complete copies of the Company’s Charter and bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

4.3           Authorization; Binding Obligations. The execution and delivery of this Agreement and the Related Agreements by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants, the reservation for issuance and issuance of the Note Shares issuable upon conversion of the Notes and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants) have been duly authorized by the Company’s board of directors and each of its Subsidiaries’ board of directors or managers, as applicable, or other governing body, as applicable, and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the Securities and Exchange Commission (the “SEC”) and any other filings as may be required by any state securities agencies) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or managers, as applicable, or their stockholders or other governing body. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company and each of its Subsidiaries, enforceable against each such person or entity in accordance with their terms, except (subclauses (a) and (b) are referred to herein together as the “Enforceability Exceptions”):

5

(a)          as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(b)          general principles of equity that restrict the availability of equitable or legal remedies.

4.4           Title to Properties and Assets; Liens, Etc. The Company and each of its Subsidiaries has good and marketable title to its properties and assets, subject to no mortgage, pledge, lien, lease, encumbrance or charge (each for the foregoing, a “Lien”), other than the following (each a “Permitted Encumbrance”):

(a)          those in favor of Partners for Growth III, L.P, a Delaware limited partnership (the “Senior Lender”);

(b)          those in favor of the Agent, for the ratable benefit of the Creditor Parties;

(c)          those in favor of suppliers of inventory, in the ordinary course of business

(d)          those resulting from taxes which have not yet become delinquent;

(e)          deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(f)          liens to lessors under capitalized leases and purchase money security interests in or purchase money mortgages on personal property acquired after the date hereof to secure purchase money indebtedness, which security interests or mortgages cover only the personal property so acquired;

(g)          liens arising in the ordinary course of business out of mechanics’, carriers’, laborers, material suppliers, workmen’s, repairmen’s or other like liens in respect of obligations which are not overdue, or making deposits to obtain the release of such liens or are being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with and to the extent required by generally accepted accounting principles (“GAAP”) so long as such liens do not gain priority over any of the liens in favor of the Agent;

6

(h)          making deposits to secure replevin, surety, attachment or appeal bonds relating to legal proceedings to which the Company or any of its Subsidiaries is a party;

(i)          bankers’ liens, rights of set-off or similar rights as to accounts maintained with a financial institution;

(j)          liens in favor of vendors of goods arising as a matter of law securing the payment of the purchase price therefor so long as such liens attach only to the purchased goods;

(k)          liens arising out of judgments or awards against Company or any of its Subsidiaries with respect to which it is currently engaged in proceedings for review or appeal and with respect to which it shall have secured a stay of execution pending such proceedings for review or appeal;

(l)          any interest of title of a licensor, sublicensor, lessor or sublessor, lessee or sublessee, in each case under any license or lease agreement in the ordinary course of business arising solely under a state statute or common law and liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) solely evidencing a lessor’s interest under leases;

(m)          liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(n)          liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases granted by a lessor, licensor or sublessor on its property;

(o)          liens and security interests of landlords and mortgagees of landlords (i) arising by statute or under any lease or related contractual obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted;

(p)          liens arising solely under a state statute or common law in connection with the purchase, storage or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller, or shipper of such goods or assets; and

7

(q)          other minor Liens not described above which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries, so long as in each such case, such Liens have no effect on the Lien priority of the Agent, for the ratable benefit of the Creditor Parties, in such property.

4.5           Issuance of Notes, Warrants and Subsidiary Guaranties. Each of the Notes and Warrants have been duly authorized by the Company, and, when duly executed and delivered in accordance with their respective terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by the Enforceability Exceptions. Each Subsidiary Guarantee has been duly authorized by each Subsidiary and, when duly executed and delivered in accordance with their terms and the terms of the other Related Agreements by each of the parties thereto, will constitute a valid and legally binding agreement of each Subsidiary, enforceable against each Subsidiary in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions.

4.6           Issuance of the Note Shares and Warrant Shares. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 125% of the sum of (i) the maximum number of Note Shares issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the initial Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes set forth therein) and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants (assuming that all Warrants are exercised). Upon conversion in accordance with the Notes or exercise in accordance with the Warrants (as the case may be), the Note Shares and the Warrant Shares, respectively, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.7           Compliance with Other Instruments. Except as disclosed in Schedule 4.7 or the SEC Documents, neither the Company nor any of its Subsidiaries is in violation or default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, of (x) any term of its Charter, bylaws or other organizational documents, (y) the due performance or observance of any term, covenant or condition contained in any indebtedness, indenture, contract, agreement, note, lease, mortgage, deed or other instrument to which it or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (z) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the trading market on which the Company’s securities trade as of the date of this Agreement (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (y) or (z) above, to the extent such violations that could not reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and its Subsidiaries, taken individually and as a whole (a “Material Adverse Effect”).

8

4.8           No Conflicts. The execution, delivery, compliance with, and performance of, this Agreement and the Related Agreements to which the Company and each of its Subsidiaries is a party (including, without limitation, the issuance of the Notes, the Warrants, the reservation for issuance and issuance of the Note Shares issuable upon conversion of the Notes and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants), and the consummation of the transactions contemplated hereby or thereby will not, with or without the passage of time or giving of notice, (i) result in a violation of their respective Charters or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws, (ii) except for the Indebtedness owed to PFG, result in the adjustment of the exercise, conversion or exchange price and/or ratio in respect of any securities of the Company or any of its Subsidiaries, result in any such securities exercisable, convertible or exchangeable for a greater number of underlying securities, or require the approval or the receipt of waivers from any holders of any instrument or class of securities or counterparties to any agreement or understanding to which the Company or any Subsidiary is a party, (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any rights of termination, amendment, acceleration or cancellation of, any indenture, agreement, note, lease, mortgage, deed or other instrument to which the Company or any of its Subsidiaries is a party, unless the consent to the transactions contemplated hereby and thereby has been obtained, (iv) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (v) result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties except, in the case of clause (iii), (iv) or (v) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

4.9           Litigation. Except as set forth on Schedule 4.9, there is no action, suit, inquiry, proceeding or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending against or, to the Company’s knowledge, threatened against or affecting, the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors which is outside of the ordinary course of business or individually or in the aggregate material to the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Securities and Exchange Act of 1934 (the “Exchange Act”). Except as disclosed in the SEC Documents, there is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or which the Company or any of its Subsidiaries intends to initiate. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.9, there is no action, suit, inquiry, proceeding or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending against or, to the Company’s knowledge, threatened that prevents the Company or any of its Subsidiaries from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis to assert any of the foregoing.

9

4.10         Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing as will be filed in a timely manner. The Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.11         Consents. Other than obtaining the consent of PFG, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, this Agreement and the Related Agreements, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain have been obtained or effected, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any Subsidiary from obtaining or effecting any of the registration, application or filings contemplated by this Agreement or the Related Agreements. The Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of quotation of the Common Stock on the Principal Market in the foreseeable future.

10

4.12         Maintenance of Collateral. All of the properties of the Company and its Subsidiaries, including its respective Collateral (as defined in the Master Security Agreement), are (i) in good operating condition and repair, ordinary wear and tear excepted; (ii) suitable and adequate for continued use in the manner in which they are presently being used; (iii) adequate to meet all present and reasonably anticipated future requirements of the Company’s business; (iv) free of defects (latent and patent); and (v) not and have not been used for any unlawful purpose.

4.13         Valid Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

4.14         Tax Returns and Payments; Pension Contributions. The Company and each of its Subsidiaries has timely filed, and will timely file, all material required tax returns and reports, and the Company and each of its Subsidiaries has timely paid, and will timely pay, all material taxes now or in the future owed by Borrower. The Company and each of its Subsidiaries may, however, defer payment of any of the foregoing which are contested by such party in good faith, provided that such party (i) contests the same by appropriate proceedings promptly and diligently instituted and (ii) posts bonds or takes any other steps required to keep the same from becoming a lien upon any of the Collateral. The Company and each of its Subsidiaries is unaware of any claims or adjustments proposed for any of its prior tax years which could result in additional taxes becoming due and payable. The Company and each of its Subsidiaries has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms.

4.15         Books and Records. The Company and each of its Subsidiaries has maintained and will maintain at its respective addresses complete and accurate books and records, comprising an accounting system in accordance with GAAP. The books and records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company and its Subsidiaries. The Company and each of its Subsidiaries shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed only in accordance with management’s authorization; (ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company and each of its Subsidiaries as permitted by GAAP; (iii) access to assets is permitted only in accordance with management’s authorization; and (iv) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

4.16         Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

11

4.17         Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, and any advice given by a Purchaser or any of its representatives or agents in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s and each Subsidiary’s decision to enter into this Agreement and the Related Agreements to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

4.18         No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by any Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby. Other than Chardan Capital Markets LLC (the “Placement Agent”), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the Offering.

4.19         No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this Offering to require approval of stockholders of the Company under any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf will take any action or steps that would require registration of the issuance of any of the Securities under the Securities Act or cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

4.20         Dilutive Effect. The Company understands and acknowledges that the number of Note Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Note Shares upon conversion of the Notes and the Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Notes and the Warrants is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

12

4.21         Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement) or other similar anti-takeover provision under the Charter, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

4.22         SEC Documents; Financial Statements. Except as disclosed in the SEC Documents, the Company has delivered to the Purchasers or their respective representatives true, correct and complete copies of all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”) not available on the EDGAR system. Except as disclosed in Schedule 4.22 or in the SEC Documents, as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Documents, and except as subsequently amended, superseded, withdrawn or restated, as of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. No other information provided by or on behalf of the Company to any of the Purchasers which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary, in order to make the statements therein not misleading, in light of the circumstances under which they are or were made.

13

4.23         Absence of Certain Changes. Except as disclosed in the SEC Documents, since the date of the Company’s most recent unaudited financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (the “10-Q Date”), there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, since the 10-Q Date, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate. Except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). “Insolvent” means, (I) with respect to the Company and its Subsidiaries, on a consolidated basis, (i) the value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (ii) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (II) with respect to the Company and each Subsidiary, individually, (i) the value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (ii) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital.

4.24         No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced or (ii) could reasonably likely have a Material Adverse Effect.

4.25         Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.26         Sarbanes-Oxley Act. Except as disclosed in the SEC Documents, the Company and each Subsidiary is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the SEC thereunder.

14

4.27         Transactions With Affiliates. Except as disclosed in the SEC Documents or in Schedule 4.27, none of the officers, directors, employees or affiliates of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services or products to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

4.28         Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or in Schedule 4.28, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The Company has furnished to the Purchasers (or filed on EDGAR) true, correct and complete copies of all indentures, agreements, notes, leases, mortgages, deeds or other instruments to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or affected that would be required to be filed as an exhibit to the SEC Documents or which is otherwise material to the Company or any Subsidiary. “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, or guarantees thereof, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

15

4.29         Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

4.30         Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.31         Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company has no knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

16

4.32         Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

4.33         Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

4.34         Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

4.35         Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries.

4.36         Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

17

4.37         No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement and the Related Agreements Transaction Documents other than as specified therein.

4.38         Real Property. Each of the Company and its Subsidiaries holds good title to all real property, leases in real property, or other interests in real property owned or held by the Company or any of its Subsidiaries (the “Real Property”). The interest of the Company and the Subsidiaries in the Real Property is free and clear of all mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Encumbrances”) and is not subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except for (a) liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) Permitted Encumbrances.

4.39         Fixtures and Equipment. Each of the Company and its Subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its Subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its Subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Encumbrances except for (a) liens for current taxes not yet due, (b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (c) Permitted Encumbrances.

4.40         Ranking of Notes. Except as disclosed in Schedule 4.40, no Indebtedness of the Company will be senior to, or pari passu with, the Notes in right of payment, whether with respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

4.41         Full Disclosure. The Company and each of its Subsidiaries has provided the Purchasers with all information requested by the Purchasers in connection with the Purchasers’ decision to purchase the Notes and Warrants and any other information which may be material to Purchasers’ decision to make such investment. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement and the Related Agreements, except for such information as will be disclosed pursuant to the Current Report on Form 8-K pursuant to Section 6.10. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed on Schedule 4.41, each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5.

18

5.          Representations and Warranties of each Purchaser. Each Purchaser hereby represents and warrants, severally and not jointly, to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1           Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on such Purchaser’s part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except for the Enforceability Exceptions.

5.2           Investment Representations. Such Purchaser hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

(a)          The Purchaser is acquiring the Securities for its own account, for investment purposes only, and not with a view to or for the resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

(b)          The Purchaser acknowledges its understanding that the Securities are being offered pursuant to an exemption from registration under the Securities Act, by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder. In furtherance thereof, the Purchaser represents and warrants to and agrees with the Company as follows: (i) the Purchaser has the financial ability to bear the economic risk of his investment in the Securities, has adequate means for providing for his current needs and personal contingencies and has no need for liquidity with respect to his investment in the Company; (ii) the Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has obtained, in his judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Securities. Such Purchaser has not utilized any person as its purchaser representative in connection with evaluating such merits and risks; and (iii) the Purchaser hereby confirms that he, she or it is an Accredited Investor, as defined in Rule 501 of the Securities Act.

19

(c)          The Purchaser: (i) has evaluated the risks of a purchase of the Securities, and has relied solely (except as indicated in subsections (ii) through (iv) below) on the information contained herein in making the investment in the Securities; (ii) has been provided an opportunity to obtain any additional information concerning the Offering, the Company and all other information to the extent the Company possesses such information or could acquire it without unreasonable effort or expense; (iii) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information which has been provided in order for it to evaluate the merits and risks of an investment in the Company to the extent the Company possess such information or could acquire it without unreasonable effort or expense, and has not been furnished any other offering literature or prospectus except as mentioned herein; (iv) has reviewed copies of the SEC Documents, including the Company’s Current Reports on Form 8-K, dated September 19, 2013, October 21, 2013, and November 12, 2013 relating to the restatement of the Company’s financial statements and non-reliance on the Company’s previously filed financial statements, and acknowledges that the Company is not current with its financial reporting obligations with the SEC; and (v) has determined that the Securities are a suitable investment for it and that at this time it could bear a complete loss of its investment.

(d)          The Purchaser acknowledges and agrees that (i) the Company has not furnished any legal or tax advice in connection with an investment in the Company, (ii) the Purchaser has been advised to consult with its own legal and tax advisors relating to the legal and tax consequences of an investment in the Company, (iii) to the extent desired, the Purchaser has consulted with his own legal and tax advisors relating to his investment in the Company, and (iv) the Purchaser is not relying on any legal or tax advice from the Company.

(e)          The Purchaser represents, warrants and agrees that it will not sell or otherwise transfer the Securities without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Securities have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable state securities laws or an exemption from such registration is available.

5.3           The Purchaser Bears Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

20

5.4           Acquisition for Own Account. Such Purchaser is acquiring the applicable Note and Warrant and the Note Shares and the Warrant Shares for such Purchaser’s own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

5.5           The Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management’s, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in the applicable Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

5.6           Legends.

(a)          Each Note shall bear substantially the following legend:

“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION.

(b)          The applicable Note Shares and Warrant Shares shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION.”

21

(c)          Each Warrant shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) AN EXEMPTION FROM SUCH REGISTRATION.”

6.          Covenants of the Company. The Company covenants and agrees with each Creditor Party as follows:

6.1           Reporting Requirements. The Company will deliver, or cause to be delivered, to the Agent each of the following, which shall be in form and detail acceptable to the Agent:

(a)          Quarterly consolidated Financial Statements, as soon as available, and in any event within 45 days after the end of each fiscal quarter. If Borrower is current in its filing obligations under the Exchange Act and in fact timely files a Form 10-Q with the SEC that is available within said period through EDGAR, this requirement will be deemed satisfied;

(b)          Quarterly compliance certificates as soon as Quarterly Financial Statements are available, and in any event within 45 days after the end of each fiscal quarter, signed by the Chief Financial Officer of Company, certifying that as of the end of such quarter the Company is in full compliance with all of the terms and conditions of this Agreement;

(c)          Annual consolidated Financial Statements, as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants acceptable to the Agent. If the Company is current in its filing obligations under the Exchange Act and in fact timely files a Form 10-K with the SEC that is available within said period through EDGAR, this requirement will be deemed satisfied; and

(d)          such other information as any Creditor Party shall reasonably request.

For purposes of this Agreement, “Financial Statements” means consolidated financial statements of the Company, including any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements and, in the case of quarterly-required financial statements, showing data for the quarter being reported and a history showing each quarter from the beginning of the relevant fiscal year.

22

6.2           Use of Proceeds. The Company shall use the proceeds of the sale of the Notes and the Warrants for general working capital purposes. Neither the Company nor any Purchaser is purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of the sale of the Notes and the Warrants will be used to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock.”

6.3           Taxes.

(a)          The Company and each of its Subsidiaries will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and its Subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Agent in any property of the Company or any of its Subsidiaries and (iii) if the Company and/or such Subsidiary shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that the Company and its Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(b)          All payments made by the Company under this Agreement or any Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future Taxes (as defined below) now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, other than Excluded Taxes (as defined below). If any Non-Excluded Taxes (as defined below) or Other Taxes (as defined below) are required to be withheld from any amounts payable to any Creditor Party under this Agreement or any Note, the amounts so payable to such Creditor Party shall be increased to the extent necessary to yield to such Creditor Party (after payment of all Non-Excluded Taxes and Other Taxes, including those imposed on payments made pursuant to this paragraph (b) of this Section 6.3 or any such other amounts payable in this Agreement or any Note at the rates or in the amounts specified herein or therein), an amount equal to the sum it would have received had no such withholding or deductions been made provided, however, that no Company shall be required to increase any such amounts payable to any Creditor Party with respect to any Non-Excluded Taxes that are directly attributable to such Creditor Party’s failure to comply with the requirements of paragraph (e) of this Section 6.3.

(c)          In addition, the Company shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

23

(d)          Whenever any Non-Excluded Taxes or Other Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of the relevant Purchaser, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof (or such other evidence reasonably satisfactory to the Agent). If the Company fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Creditor Parties for any incremental taxes, interest or penalties that may become payable by any Creditor Party as a result of any such failure.

(e)          Each Purchaser (or its assignee) that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Purchaser”) shall deliver to the Company and the Agent two completed originals of an appropriate U.S. Internal Revenue Service Form W-8, as applicable, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Purchaser. Such forms shall be delivered by each Non-U.S. Purchaser on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Purchaser shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Purchaser. Each Non-U.S. Purchaser shall promptly notify the Company at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Company (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph (e), a Non-U.S. Purchaser shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Purchaser is not legally able to deliver.

(f)          The agreements in the preceding paragraphs (b), (c), (d), (e) and this paragraph (f) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder or thereunder or under any other Related Agreement.

As used in this Section 6.3, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Excluded Taxes” means, with respect to any Creditor Party, taxes imposed on or measured by its overall net income and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the laws of which such Creditor Party is incorporated or organized or by the jurisdiction (or any political subdivision thereof) in which the principal place of management or applicable lending office of such Creditor Party is located.

“Non-Excluded Taxes” means all Taxes other than (i) Excluded Taxes and (ii) Other Taxes.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Related Agreement.

24

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto.

6.4           Insurance. The Company shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral and the Company and each of its Subsidiaries will, jointly and severally, bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Agent, for the ratable benefit of the Creditor Parties, as security for the Obligations (as defined in the Master Security Agreement). Furthermore, the Company will insure or cause the Collateral to be insured against loss or damage by fire, flood, sprinkler leakage, theft, burglary, pilferage, loss in transit and other risks customarily insured against by companies in similar business similarly situated as the Company and its Subsidiaries including but not limited to workers compensation, public and product liability and business interruption, and such other hazards as the Agent shall specify in amounts and under insurance policies and bonds by insurers acceptable to the Agent and all premiums thereon shall be paid by the Company and the policies delivered to the Agent.

6.5           Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Purchasers.

6.6           Reporting Status. From the date of this Agreement until the earlier to occur of (i) the date on which the Purchasers shall have sold all of the Registrable Securities or (ii) the three (3) year anniversary of the date of this Agreement (such period is referred to herein as the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

6.7           Listing or Quotation. The Common Stock is currently traded only on the Principal Market and the Company shall take all necessary actions to maintain the trading of the Common Stock on the Principal Market. If the Common Stock becomes listed or designated for quotation on any other Eligible Market (as defined below), then the Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of this Agreement and other Related Agreements on such then applicable national securities exchange or automated quotation system. The Company shall take all necessary actions to maintain the Common Stock’s trading on the Principal Market. If in the future, the Common Stock becomes listed or designated for quotation on any of The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board (each, together with the Principal Market, an “Eligible Market”), the Company shall maintain the Common Stock’s listing or designation for quotation (as the case may be) on such market or another Eligible Market. Except in connection with a change of Eligible Market, neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market on which the Common Stock is then traded, listed or designated for quotation. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

25

6.8           Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Purchaser) claimed by any Person as a result of commitments made by the Company and relating to or arising out of the transactions contemplated hereby (including, without limitation, any fees payable to the Placement Agent, who is the Company’s sole placement agent in connection with the transactions contemplated by this Agreement). The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment, except for payments that are determined to be due to such third parties as a result of commitments made by the Purchasers. Except as otherwise set forth in this Agreement or the other Related Agreements, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

6.9           Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by a Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Related Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

26

6.10         Disclosure of Transactions and Other Material Information. The Company shall, on or before 8:30 a.m. New York time, on the first (1st) Business day after the date of this Agreement, file a Current Report on Form 8-K disclosing all of the material terms of the transactions contemplated by this Agreement and the other Related Agreements in the form required by the Exchange Act and attaching all the material definitive agreements (including, without limitation, this Agreement (and all exhibits and schedules to this Agreement, other than the Disclosure Schedules), the form of Subsidiary Guaranties, the Master Security Agreement, the form of the Notes, the form of the Warrants and the form of the Registration Rights Agreement) (including all attachments, the “8-K Filing”); provided, however, that if the Company issues a press release on or before 8:30 a.m., New York time, on the first (1st) Business Day after the date of this Agreement, which press release contains a description of all material terms of the transactions contemplated by this Agreement and the other Related Agreements, the Company shall be permitted to make the 8-K Filing on or before 5:30 p.m., New York time, on the fourth (4th) Business Day after the date of this Agreement. From and after the issuance of the press release or 8-K Filing, whichever is earlier, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement and the other Related Agreements. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the issuance of the press release or 8-K Filing, as the case may be, without the express prior written consent of such Purchaser. In the event of a breach of any of the foregoing covenants or any of the covenants contained in this Section by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Purchaser), in addition to any other remedy provided herein or in the other Related Agreements, such Purchaser shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Purchaser shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the press release or the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Purchaser, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of such Purchaser in any filing (other than the 8-K Filing), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Purchaser has had, and no Purchaser shall have (unless expressly agreed to by a particular Purchaser after the date hereof in a written definitive and binding agreement executed by the Company and such particular Purchaser (it being understood and agreed that no Purchaser may bind any other Purchaser with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its Subsidiaries.

6.11         Reservation of Shares. So long as any of the Notes or Warrants remain outstanding or unexpired and unexercised, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 125% of the aggregate of (i) the maximum number of Note Shares issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the initial Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes set forth therein) and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants (assuming that all Warrants are exercised and without taking into account any limitations on the exercise of the Warrants set forth therein).

27

6.12         Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

6.13         Variable Rate Transaction. Until none of the Notes and Warrants remain outstanding or unexpired and unexercised, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined below) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (i) issues or sells any Convertible Securities (as defined below) either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of Common Stock at any time after the initial issuance of such Convertible Securities, or (B) with a conversion, exercise or exchange price that is subject to being adjusted or reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock, other than pursuant to a customary “weighted average” anti-dilution provision or (ii) enters into any agreement (including, without limitation, an “equity line of credit” or an “at the market offering”) whereby the Company or any Subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights). Each Purchaser shall be entitled to obtain injunctive relief against the Company and its Subsidiaries to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

6.14         Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

6.15         Corporate Existence. For so long as any of the Notes or Warrants remain outstanding or unexpired and unexercised, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants.

6.16         Issuance of Equity Other Than for Cash. For so long as any of the Notes or Warrants remain outstanding or unexpired and unexercised, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, issue shares of capital stock of the Company or any Subsidiary or securities convertible or exercisable into or exchangeable for shares of capital stock of the Company or any Subsidiary (collectively, “Equity Securities”), except (i) in a transaction where all such shares of capital stock are issued solely for cash or (ii) the issuance of shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacities as such pursuant to an Approved Share Plan (as defined below). For the avoidance of doubt, so long as any of the Notes or Warrants remain outstanding or unexpired and unexercised, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, issue shares of such capital stock in exchange for the satisfaction or cancellation, in whole or in part, of any other securities or instruments, or any receivables, claims, judgments or other liabilities of the Company or any Subsidiary. “Approved Share Plan” means the Company’s an equity incentive plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such. “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries. Notwithstanding the foregoing and during the term of the Notes, an Approved Share Plan shall not: (i) authorize the issuance of options to acquire shares of Common Stock in excess of an aggregate of 2,000,000 shares, with vesting provisions of less than 3 years from the date of issuance, or with an exercise price below the then current Conversion Price (as defined in the Notes), and (ii) shall not include any options the exercise price of which is lowered.

28

6.17         Required Approvals. (I) The Company, without the prior written consent of the Purchasers holding, in the aggregate, at least a majority of the then-outstanding principal amount of the Notes, shall not, and shall not permit any of its Subsidiaries to:

(a)          (i) directly or indirectly declare or pay any cash dividend or distribution on, any securities of the Company, other than dividends paid to the Company or any of its wholly-owned Subsidiaries, (ii) issue any preferred stock that is mandatorily redeemable prior to the one year anniversary of the Maturity Date (as defined in each Note) or (iii) directly or indirectly redeem redeem any of its preferred stock or other equity interests;

(b)          liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company or any of its Subsidiaries dissolve, liquidate become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock, membership interest or membership unit or partnership interest acquisition other than (i) a merger of a Subsidiary of the Company into the Company provided that the Company survives as the sole remaining entity or (ii) a Permitted Acquisition;

(c)          become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company’s or any of its Subsidiaries, right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

(d)          (i) create, incur, assume or suffer to exist any Indebtedness whether secured or unsecured other than (1) the Company’s obligations owed to each Purchaser, (2) Indebtedness set forth on Schedule 6.5(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchasers than the Indebtedness being refinanced or replaced, (3) other Indebtedness secured by Permitted Encumbrances; (4) Indebtedness to trade creditors incurred in the ordinary course of business; (5) Indebtedness owed to the holders of “Stockholder Notes” and “Management Incentive Notes,” as defined in the those certain Subordinated Unsecured Promissory Notes issued under and in connection with The Agreement and Plan of Merger, dated January 31, 2013, by and among Selway Capital Corporation, Selway Merger Sub, Inc., Healthcare Corporation of America, Prescription Corporation of America and the Stockholder Representative in a maximum aggregate principal amount of $10,000,000; and (6) Indebtedness consisting of financing of insurance premiums, subject to the limitations specified therein;

29

(e)          acquire any assets, except in the ordinary course of business, or make any Investments other than Permitted Investments;

(f)          enter into any material transaction outside the ordinary course of business that is not otherwise expressly permitted in this Agreement;

(g)          make any loans of any money or other assets, other than Permitted Investments; or

(h)          engage, directly or indirectly, in any business other than the businesses currently engaged in by it and those reasonably related thereto (it being understood and agreed that any consulting business related to the procurement of insurance benefits is reasonably related to the business currently engaged in by the Company’s and its Subsidiaries).

(II) The Company, without the prior written consent of the Agent, shall not, and shall not permit any of its Subsidiaries to, create or acquire any Subsidiary after the date hereof unless (i) such Subsidiary is a wholly-owned Subsidiary of the Company, (ii) such Subsidiary becomes a party to (A) the Master Security Agreement (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and (B) the Subsidiary Guaranty and (iii) to the extent required by the Agent, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

(III) As used in this Section 6.20, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Investment” means any beneficial ownership interest in any Person (including any stock, partnership interest or other equity or debt securities issued by any Person), and any loan, advance or capital contribution to any Person.

“Permitted Acquisitions” means any acquisition by the Company or any of its Subsidiaries of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any equity interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(i) Such acquisition is of a business or the Company or any of its Subsidiaries engaged in a line of business which is compatible with, or complementary to, the business of a Borrower;

30

(ii) If such acquisition is structured as an acquisition of the equity interests of any Person, then the Person so acquired shall either (A) become a wholly-owned (direct or indirect) Subsidiary of a Borrower or (B) be merged with and into the Company or any of its Subsidiaries (with the Company or any of its Subsidiaries being the surviving entity);

(iii) If such acquisition is structured as the acquisition of assets, such assets shall be acquired by the Company or any of its Subsidiaries;

(iv) The Company shall have delivered to Agent not less than fifteen (15) days (or such shorter period of time agreed to by Agent) advance notice of such acquisition together with (A) pro forma combined projected financial information for the Company and the acquisition target (if applicable) consisting of projected balance sheets as of the proposed effective date of the acquisition or the closing date thereof and as of the end of the next fiscal year following the acquisition and projected statements of income and cash flows for such fiscal year, (B) copies of all material documents relating to such acquisition (including the acquisition agreement and any related document) and (C) historical financial information (including income statements, balance sheets and cash flows) covering at least three (3) complete fiscal years of the acquisition target, if available, prior to the effective date of the acquisition, in each case in form and substance reasonably satisfactory to Agent;

(v) Both immediately before and after the consummation of such acquisition no Event of Default (as defined in each Note) shall have occurred and be continuing and, after giving effect to the pro forma projections referred to in clause (iv) above, no Event of Default shall have occurred and be continuing; and

(vi) The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the equity interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved.

“Permitted Investments” are:

(i) Investments existing on the Closing Date;

(ii) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition;

(iii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

(iv) bank certificates of deposit issued maturing no more than 1 year after issue;

(v) trade credit in the ordinary course of business;

(vi) advances to employees for travel and other ordinary course advances to employees;

(vii) deposits to landlords; and

31

(viii) loans among the Company and/or its Subsidiaries in the ordinary course of business so long as the proceeds of such loans are used for purposes permitted by this Agreement.

6.18         Prohibition on Transactions with Affiliates and Other Related Parties. So long as any Notes are outstanding, none of the officers, directors, employees or affiliates of the Company or any of its Subsidiaries, or any of their respective family members, shall be a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of products or services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or affiliate or family member of any of the foregoing or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other Person in which any such officer, director, employee or affiliate or family members of any of the foregoing has a substantial interest or is an employee, officer, director, trustee or partner. Notwithstanding the foregoing, the Company may be a party to any such transactions with such parties described in the previous sentence with respect to the distribution of products or services provided that the pricing terms for which such products or services are sold shall not be more favorable than those provided to unrelated parties. As used in this Agreement, “Affiliate” means, as applied to any entity, any other person or entity who, directly or indirectly, controls, is controlled by, or is under common control with, such entity. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct the management and policies of an entity, whether through the ownership of equity interests, by contract, or otherwise.

6.19         Legal Existence; Maintenance of Properties. The Company will do and will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights, and franchises. The Company: (a) will cause all of its properties used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, consistent with past practice, in all material respects, ordinary wear and tear excepted, and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all time consistent with past practices, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses. Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

6.20         Further Assurances. The Company agrees, at its expense, on reasonable request by the Agent, to execute all documents and take all actions, and to procure that each other Subsidiary controlled by such Subsidiary execute all documents and take all actions as Agent may in its good faith business judgment deem necessary or useful in order to perfect and maintain Agent's security interest in the Collateral (as defined in the Master Security Agreement), and in order to fully consummate the transactions contemplated by this Agreement.

32

6.21         Minimum Cash and Accounts Receivable. The Company and its Subsidiaries shall: (1) from the Closing Date through January 31, 2014, at all times (but reported quarterly in the Compliance Certificate) maintain the sum of (a) unrestricted and unencumbered cash of cash equivalents plus (b) all accounts receivable of the Company and its Subsidiaries Cash of not less than $6,250,000; and (2) from February 1, 2014 through the Maturity Date, maintain the sum of (a) unrestricted and unencumbered cash of cash equivalents plus (b) all accounts receivable of the Company and its Subsidiaries, of not less than $7,500,000.

6.22         Authorization and Reservation of Shares. So long as any of the Notes or Warrants remain outstanding or unexpired and unexercised, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 125% of the aggregate of (i) the maximum number of Note Shares issuable upon conversion of the Notes (assuming for purposes hereof that the Notes are convertible at the initial Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes set forth therein) and (ii) the maximum number of Warrant Shares issuable upon exercise of the Warrants (assuming that the Warrants are exercisable at the initial exercise Price and that all Warrants are exercised and without taking into account any limitations on the exercise of the Warrants set forth therein).

6.23         Allocations. As soon as reasonably possible following the Closing Date, the Company shall make an allocation of the purchase price between the Notes and the Warrants and shall provide each Purchaser with such allocation.

6.24         Additional Registration of Securities. The Company agrees that for the period commencing on the date hereof and ending on the date immediately following the thirty (30) Trading Day (as defined in the Warrant) anniversary of the Applicable Date (provided that such period shall be extended by the number of days during such period and any extension thereof contemplated by this proviso on which the Registration Statement is not effective or any prospectus contained therein is not available for use) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly register for resale any securities issued after the date hereof. “Applicable Date” means the first date on which the resale by the Purchasers of all Registrable Securities is covered by one or more effective Registration Statements (as defined in the Registration Rights Agreement) (and each prospectus contained therein is available for use on such date).

6.25         Fees. The Company shall pay to Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., counsel for Chardan Capital Markets, LLC up to $50,000 in legal fees ($20,000 of which has already been paid) actually and accountably incurred in connection with the Offering. Except as otherwise set forth in this Agreement and the Related Agreements Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Purchasers.

7.          Covenants of the Purchasers. Each Purchaser covenants and agrees with the Company as follows:

7.1           Confidentiality. Subject to Section 6.10, no Purchaser will disclose, nor will it include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

33

7.2           Non-Public Information. No Purchaser will affect any sales in the shares of the Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

8.          Covenants of the Company and the Purchasers Regarding Indemnification.

8.1           Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend each Creditor Party, each of such Creditor Party’s officers, directors, agents, affiliates, control persons, and shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon such Creditor Party which result, arise out of or are based upon: (i) any misrepresentation by the Company or any of its Subsidiaries or breach of any warranty by the Company or any of its Subsidiaries in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or any of its Subsidiaries of any covenant or undertaking to be performed by Company or any of its Subsidiaries hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or any of its Subsidiaries and such Creditor Party relating hereto or thereto.

8.2           Purchaser Indemnification. Each Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons and shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which result, arise out of or are based upon: (i) any misrepresentation by such Purchaser or breach of any warranty by such Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by such Purchaser of any covenant or undertaking to be performed by such Purchaser hereunder, or any other agreement entered into by the Company and such Purchaser relating hereto.

9.          Register; Transfer Agent Instructions; Legend.

9.1           Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee), and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Purchaser or its legal representatives.

34

9.2           Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in a form acceptable to each of the Purchasers (the “Irrevocable Transfer Agent Instructions”) to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Note Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Notes or the exercise of the Warrants (as the case may be). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 9.2 will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents. If a Purchaser effects a sale, assignment or transfer of the Securities, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Note Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such Purchaser, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 9.3 below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 9.2 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 9.2, that each Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Company’s transfer agent on each Effective Date (as defined in the Registration Rights Agreement). If a Purchaser or any subsequent holder of the Securities proposes to transfer the Securities held by such Person pursuant to Rule 144, the Company shall provide necessary opinions to its transfer agent, if requested, provided that such Purchaser or such subsequent holder, as the case may be, provides the necessary representations as requested by the Company’s counsel. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

9.3           Removal of Legends. Certificates evidencing Securities shall not be required to contain the legend set forth in Section 9.2 above or any other legend (i) following any sale of such Securities pursuant to a registration statement (including a Registration Statement) covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that such Buyer provides the Company with an opinion of counsel to such Buyer, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act or (iv) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Purchaser as may be required above in this Section 9.3, as directed by such Purchaser, issue and deliver (via reputable overnight courier) to such Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of such Purchaser or its designee (the date by which such certificate is required to be delivered to such Purchaser pursuant to the foregoing is referred to herein as the “Required Delivery Date”).

35

9.4           Failure to Timely Deliver; Buy-In. If the Company fails to issue and deliver (or cause to be delivered) to a Purchaser by the Required Delivery Date a certificate representing the Securities so delivered to the Company by such Purchaser that is free from all restrictive and other legends, then, in addition to all other remedies available to such Purchaser, the Company shall pay in cash to such Purchaser on each Trading Day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 1% of the product of (A) the number of shares of Common Stock not so delivered or credited (as the case may be) to such Purchaser or such Purchaser’s nominee multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date. In addition to the foregoing, if the Company fails to so properly deliver such unlegended certificates by the Required Delivery Date, and if on or after the Required Delivery Date such Purchaser (or any other Person in respect, or on behalf, of such Purchaser) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, that such Purchaser so anticipated receiving from the Company without any restrictive legend, then, in addition to all other remedies available to such Purchaser, the Company shall, within three (3) Trading Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to such Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”), at which point the Company’s obligation to so deliver such certificate or credit such Purchaser’s balance account shall terminate and such shares shall be cancelled, or (ii) promptly honor its obligation to so deliver to such Purchaser a certificate representing such number of shares of Common Stock that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to such Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Note Shares or Warrant Shares (as the case may be) that the Company was required to deliver to such Purchaser by the Required Delivery Date multiplied by (B) the lowest Closing Sale Price (as defined in the Warrants) of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Note Shares or Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

10.         Miscellaneous.

10.1         Governing Law, Jurisdiction and Waiver of Jury Trial.

(a)          THIS AGREEMENT AND THE OTHER RELATED AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

36

(b)          THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY, ON THE ONE HAND, AND ANY CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT EACH CREDITOR PARTY AND THE COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY CREDITOR PARTY FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY CREDITOR PARTY. THE COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE COMPANY AT THE ADDRESS SET FORTH HEREIN AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE COMPANY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c)          THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY CREDITOR PARTY AND/OR THE COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

37

10.2         Severability. Wherever possible, each provision of this Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

10.3         Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Creditor Party and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the obligations arising hereunder, under the Notes and under the other Related Agreements.

10.4         Successors.

(a)          Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person which shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by any Purchaser pursuant to Rule 144 under the Securities Act or an effective registration statement. Each Purchaser may assign any or all of the Obligations to any Person and, subject to acceptance and recordation thereof by the Agent pursuant to Section 10.4(b) and receipt by the Agent of a copy of the agreement or instrument pursuant to which such assignment is made (each such agreement or instrument, an “Assignment Agreement”), any such assignee shall succeed to all of such Purchaser’s rights with respect thereto. Upon such assignment, such Purchaser shall be released from all responsibility for the Collateral (as defined in the Master Security Agreement) to the extent same is assigned to any transferee. Each Purchaser may from time to time sell or otherwise grant participations in any of the Obligations (as defined in the Master Security Agreement) and the holder of any such participation shall, subject to the terms of any agreement between such Purchaser and such holder, be entitled to the same benefits as such Purchaser with respect to any security for the Obligations in which such holder is a participant. The Company agrees that each such holder may exercise any and all rights of banker’s lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though the Company were directly indebted to such holder in the amount of such participation. The Company may not assign any of its rights or obligations hereunder without the prior written consent of the Agent. All of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of each of the undersigned, and shall bind the representatives, successors and permitted assigns of the Company.

38

(b)          The Agent shall maintain, or cause to be maintained, for this purpose only as agent of the Company, (i) a copy of each Assignment Agreement delivered to it and (ii) a book entry system, within the meaning of U.S. Treasury Regulation Sections 15f.103-1(c) and 1.871-14(c) (the “Register”), in which it will register the name and address of each Purchase and the name and address of each assignee of each Purchaser under this Agreement, and the principal amount of, and stated interest on, the Notes owing to each such Purchaser and assignee pursuant to the terms hereof and each Assignment Agreement. The right, title and interest of the Purchasers and their assignees in and to such Notes shall be transferable only upon notation of such transfer in the Register, and no assignment thereof shall be effective until recorded therein. The Company and each Creditor Party shall treat each Person whose name is recorded in the Register as a Purchaser pursuant to the terms hereof as a Purchaser and owner of an interest in the Obligations hereunder for all purposes of this Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing or any Note. The Register shall be available for inspection by the Company or any Purchaser, at any reasonable time and from time to time, upon reasonable prior notice.

10.5         Entire Agreement; Maximum Interest. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchasers and thus refunded to the Company.

10.6         Amendment and Waiver.

(a)          This Agreement and the other Related Agreements may not be modified, altered or amended except by an agreement in writing signed by the Company, Agent and Purchasers holding greater than fifty percent (50%) of the outstanding principal amount of the Notes (the “Required Purchasers”) as provided in paragraph (b) below.

(b)          The Required Purchasers or the Agent with the consent in writing of the Required Purchasers, on the one hand, and the Company, on the other hand, may, subject to the provisions of this Section 10.6(b), from time to time enter into written supplemental agreements to this Agreement, the Notes or the other Related Agreements executed by the Company, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Purchasers, Agent or the Company thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all the Purchasers and with respect to clause (iv) below, the consent of Agent:

39

(i)          extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any principal payment due on the Notes;

(ii)         alter the definition of the term Required Purchasers or alter, amend or modify this Section 10.6(b);

(iii)        release (x) any Subsidiary form its obligations under any Subsidiary Guaranty or (y) any Collateral during any calendar year having an aggregate value in excess of $100,000, other than Collateral which is permitted to be sold or otherwise disposed of pursuant to the Master Security Agreement;

(iv)        change the rights and duties of the Agent; or

(v)         change any provision in this Agreement or any Related Agreement in a manner that would alter the pro rata sharing of payments or setoffs required thereby.

Any such supplemental agreement shall apply equally to each of the Purchasers and shall be binding upon the Company, the Purchasers and Agent and all future holders of the Notes. In the case of any waiver, the Company, the Purchasers and Agent shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement or the Related Agreements unless the same consideration also is offered to all of the parties to this Agreement or the Related Agreements, all holders of Notes or all holders of the Warrants (as the case may be).

10.7         Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.8         Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(a)          upon personal delivery to the party to be notified;

(b)          three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(c)          one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

40

All communications shall be sent as follows:

If to the Company, to:	66 Ford Road Denville, NJ. 07834 Attention:

with a copy to (which shall not constitute notice):	Loeb & Loeb, LLP 345 Park Avenue New York, NY 10154 Attention: Mitchell Nussbaum, Esq.

If to the Agent, to:	Chardan Capital Markets, LLC 17 State Street, Suite 1600 New York, NY 10004 Attention: Kerry Propper

With a copy to (which shall not constitute notice):	Mintz, Levin, Cohn, ferris, Glovsky & Popeo, P.C. 666 Third Avenue New York, NY 10017 Attention: Jeffrey P. Schultz, Esq.

If to a Purchaser:	To the address indicated under its signature on the signature pages hereto

With a copy (which shall not constitute notice) to:	Mintz, Levin, Cohn, ferris, Glovsky & Popeo, P.C. 666 Third Avenue New York, NY 10017 Attention: Jeffrey P. Schultz, Esq.

or at such other address as the Company or the applicable Creditor Party may designate by written notice to the other parties hereto given in accordance herewith.

10.9         Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.10         Signatures; Counterparts. This Agreement may be executed by facsimile or electronic signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

10.11         Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

41

10.12         Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement and the Related Agreements are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any of such agreements. Nothing contained herein or in any Related Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or the Related Agreements or any matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement or the Related Agreements. The decision of each Purchaser to purchase Securities pursuant to this Agreement or the Related Agreements has been made by such Purchaser independently of any other Purchaser. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with such Purchaser making its investment hereunder and that no other Purchaser will be acting as agent of such Purchaser in connection with monitoring such Purchaser’s investment in the Securities or enforcing its rights under this Agreement or the Related Agreements. The Company and each Purchaser confirms that each Purchaser has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any Related Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Purchaser, and was done solely for the convenience of the Company and its Subsidiaries and not because it was required or requested to do so by any Purchaser. It is expressly understood and agreed that each provision contained in this Agreement and in each Related Agreement is between the Company, each Subsidiary and a Purchaser, solely, and not between the Company, its Subsidiaries and the Purchasers collectively and not between and among the Purchasers.

10.13         Agency.

(a)          Each Purchaser hereby designates Chardan Capital Markets, LLC to act as agent for such Purchaser under this Agreement, the Security Agreement and the other Related Agreements. Each Purchaser hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement, the Master Security Agreement and the other Related Agreements and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees received pursuant to this Agreement, for the ratable benefit of Purchasers. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Purchasers, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Related Agreements or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

42

(b)          Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Related Agreements. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Company or any officer thereof contained in this Agreement, or in any Related Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any Related Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any Related Agreement or for any failure of the Company to perform its obligations hereunder. Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any Related Agreement, or to inspect the properties, books or records of the Company. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Purchaser and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

(c)          Independently and without reliance upon Agent or any other Purchaser, each Purchaser has made and shall continue to make (A) its own independent investigation of the financial condition and affairs of the Company, and (B) its own appraisal of the creditworthiness of the Company. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Purchaser with any credit or other information with respect thereto. Agent shall not be responsible to any Purchaser for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Related Agreement, or of the financial condition of the Company, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Related Agreements or the financial condition of the Company, or the existence of any Event of Default.

(d)          If Agent shall request instructions from Purchasers with respect to any act or action (including failure to act) in connection with this Agreement or any other Related Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Purchasers; and Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, Purchasers shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

43

(e)          Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telecopier message, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the other Related Agreements and its duties hereunder, upon the reasonable advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

(f)          Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder, the Notes or under the other Related Agreements, unless Agent has received notice from a Purchaser or the Company referring to this Agreement or the other Related Agreements, describing such Event of Default and stating that such notice is a “notice of default.” In the event that Agent receives such a notice, Agent shall give notice thereof to the Purchasers. Agent shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Purchasers; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of Purchasers.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

44

IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

HEALTHCARE CORPORATION OF AMERICA

By:	/s/ Yoram Bibring
Name: Yoram Bibring
Title: Chief Financial Officer

AGENT:

CHARDAN CAPITAL MARKETS, LLC

By:	/s/ Kerry Propper
Name: Kerry Propper
Title: Chief Executive Officer

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT